Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Revenues:
Electric	$1,396	$1,382	$2,619	$2,589
Natural gas	167	155	529	463
Total operating revenues	1,563	1,537	3,148	3,052
Operating Expenses:
Fuel	186	189	374	395
Purchased power	142	150	305	330
Natural gas purchased for resale	51	41	222	171
Other operations and maintenance	439	431	870	849
Depreciation and amortization	238	222	472	443
Taxes other than income taxes	122	117	247	235
Total operating expenses	1,178	1,150	2,490	2,423
Operating Income	385	387	658	629
Other Income, Net	29	20	52	38
Interest Charges	100	99	201	198
Income Before Income Taxes	314	308	509	469
Income Taxes	74	114	116	171
Net Income	240	194	393	298
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$239	$193	$390	$295

Earnings per Common Share – Basic	$0.98	$0.79	$1.60	$1.21

Earnings per Common Share – Diluted	$0.97	$0.79	$1.59	$1.21

Weighted-average Common Shares Outstanding – Basic	243.7	242.6	243.3	242.6
Weighted-average Common Shares Outstanding – Diluted	245.8	243.5	245.1	243.7

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$29	$10
Accounts receivable - trade (less allowance for doubtful accounts)	560	445
Unbilled revenue	371	323
Miscellaneous accounts receivable	74	70
Inventories	475	522
Current regulatory assets	104	144
Other current assets	72	98
Total current assets	1,685	1,612
Property, Plant, and Equipment, Net	21,998	21,466
Investments and Other Assets:
Nuclear decommissioning trust fund	714	704
Goodwill	411	411
Regulatory assets	1,205	1,230
Other assets	626	522
Total investments and other assets	2,956	2,867
TOTAL ASSETS	$26,639	$25,945
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$847	$841
Short-term debt	506	484
Accounts and wages payable	565	902
Taxes accrued	139	52
Interest accrued	109	99
Customer deposits	114	108
Current regulatory liabilities	133	128
Other current liabilities	298	326
Total current liabilities	2,711	2,940
Long-term Debt, Net	7,613	7,094
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,584	2,506
Accumulated deferred investment tax credits	46	49
Regulatory liabilities	4,540	4,387
Asset retirement obligations	641	638
Pension and other postretirement benefits	545	545
Other deferred credits and liabilities	431	460
Total deferred credits and other liabilities	8,787	8,585
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,576	5,540
Retained earnings	1,827	1,660
Accumulated other comprehensive loss	(19)	(18)
Total Ameren Corporation shareholders’ equity	7,386	7,184
Noncontrolling Interests	142	142
Total equity	7,528	7,326
TOTAL LIABILITIES AND EQUITY	$26,639	$25,945

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities:
Net income	$393	$298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463	433
Amortization of nuclear fuel	48	48
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	81	175
Allowance for equity funds used during construction	(14)	(10)
Stock-based compensation costs	10	8
Other	11	(5)
Changes in assets and liabilities	(183)	(95)
Net cash provided by operating activities	820	863
Cash Flows From Investing Activities:
Capital expenditures	(1,112)	(998)
Nuclear fuel expenditures	(16)	(50)
Purchases of securities – nuclear decommissioning trust fund	(129)	(161)
Sales and maturities of securities – nuclear decommissioning trust fund	122	152
Other	6	(2)
Net cash used in investing activities	(1,129)	(1,059)
Cash Flows From Financing Activities:
Dividends on common stock	(223)	(214)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	21	334
Maturities of long-term debt	(323)	(425)
Issuances of long-term debt	853	549
Issuances of common stock	40	—
Repurchases of common stock for stock-based compensation	—	(24)
Employee payroll taxes related to stock-based compensation	(19)	(15)
Debt issuance costs	(9)	(4)
Other	—	(1)
Net cash provided by financing activities	337	197
Net change in cash, cash equivalents, and restricted cash	28	1
Cash, cash equivalents, and restricted cash at beginning of year	68	52
Cash, cash equivalents, and restricted cash at end of period	$96	$53